UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 13, 2019

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2019, Hemispherx Biopharma, Inc. (the “Company”) and Iliad Research and Trading, L.P. (the “Lender”) amended the September 28, 2018 Secured Convertible Promissory Note (the “Convertible Note”) issued to the Lender. Pursuant to the amendment, the maturity date of the Convertible Note was extended from September 28, 2019 to September 28, 2020. In addition, the conversion and redemption rates were revised to a rate to be mutually agreed to by the Company and the Lender. In the event that the Company and the Lender are unable to reach agreement on such rate, the Company will be required to pay the redemption or conversion is cash. The amount of the Convertible Note that the Lender is entitled to redeem is limited to a maximum of $300,000 per calendar month.

The Company has filed the amendment to the Convertible Note herewith as Exhibits 10.1, which are incorporated herein by reference, and the foregoing descriptions of the amendment is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
10.1	March 13, 2019 amendment to the September 28, 2018 Secured Convertible Promissory Note from the Company to Iliad Research and Trading, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

March 14, 2019	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO